Exhibit C

Execution Version
PURCHASE AND SALE AGREEMENT FOR BLOCK OF
EAGLE POINT CREDIT COMPANY INC. SHARES
May 8, 2018
1,357,589 shares of common stock of Eagle Point Credit Company Inc.
This Purchase and Sale Agreement for Block of Eagle Point Credit Company Inc. Shares (this “Agreement”) is dated May 8, 2018 and sets out the terms under which Eagle Point Credit Management LLC, a Delaware limited liability company (the “Buyer”), will purchase 1,357,589 shares of common stock, par value $0.001 per share (the “Common Stock” and the Common Stock to be purchased by the Buyer hereunder, the “Shares”), of Eagle Point Credit Company Inc., a Delaware corporation (the “Issuer”), from Trident V, L.P., a Cayman Islands exempted limited partnership (“Trident V”), Trident V Parallel Fund, L.P. (“Trident V Parallel”), a Cayman Islands exempted limited partnership, and Trident V Professionals Fund, L.P., a Cayman Islands exempted limited partnership (“Trident Professionals” and collectively with Trident V and Trident V Parallel, the “Sellers”).
The Issuer is a non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Securities Act of 1933, as amended, is referred to as the “Securities Act.”
ARTICLE I
 PURCHASE AND SALE
Section 1.1          Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties contained herein, the Sellers severally agree, as the legal and beneficial owners thereof, to sell the Shares set forth opposite their names on Schedule 1.1 free of all liens, charges or other encumbrances.  The Buyer agrees to purchase and pay for the Shares at a net price of $18.415 per Share for a total consideration of $25,000,001.44 (the “Purchase Price”), together with all dividends, distributions and other benefits attaching to the Shares as from the date hereof.  The allocation of the Purchase Price among the Sellers is set forth on Schedule 1.1 hereto.
ARTICLE II
 CLOSING
Section 2.1          On the date hereof (the “Closing Date”), the Buyer shall pay to each Seller its allocable portion of the Purchase Price as set forth on Schedule 1.1 hereto by wire transfer of immediately available funds to the account identified by such Seller prior to the Closing against delivery of the Shares on the Closing Date (the consummation of such transactions, the “Closing”).  Such delivery shall be effected by reflecting the Buyer’s ownership by book entry on the books of American Stock Transfer & Trust Company, LLC, the transfer agent for the Common Stock.
ARTICLE III
 EXPENSES
Section 3.1          Each of the Sellers agrees, severally and not jointly, to bear and pay one-half of any stamp or other duties or taxes on or in connection with the sale and transfer of the respective Shares to be sold by such Seller, and the Buyer agrees to bear and pay the other one-half of any such taxes.  Except as provided in the previous sentence, (a) the Sellers shall bear and pay all of the out-of-pocket expenses of the Sellers incurred in connection with the negotiation, preparation and performance of this Agreement by the Sellers and (b) the Buyer shall bear and pay all of the out-of-pocket expenses of the Buyer incurred in connection with the negotiation, preparation and performance of this Agreement by the Buyer.
ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Section 4.1          Each of the Sellers, severally and jointly, hereby represents and warrants to the Buyer as follows:

(a)          Such Seller is the sole legal and beneficial owner of the Shares being sold by it, free from all liens, charges and other encumbrances.  The Shares rank pari passu in all respects with other outstanding shares of Common Stock of the Issuer, including their entitlement to dividends.
(b)          Such Seller has the power and authority to sell the Shares being sold by it hereunder and no person has any conflicting right, contingent or otherwise, to purchase or to be offered for purchase, the Shares, or any of them.
(c)          The execution, delivery and performance of this Agreement has been duly authorized by such Seller and, upon execution and delivery of the Agreement by the Buyer and such Seller, will constitute a legal, valid and binding obligation of such Seller.
(d)          The execution, delivery and performance of this Agreement by such Seller will not infringe any law or regulation applicable to such Seller and is not and will not be contrary to the provisions of the organizational documents of such Seller and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which such Seller is a party or by which it or its property is bound.
(e)          Assuming the accuracy of Buyer’s representations and warranties in Section 5.1(e), all consents and approvals of any court, government department or other regulatory body required by such Seller for the offering of the Shares by such Seller, and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.
(f)          Such Seller is not making any payment to a broker or finder in connection with its sale of the Shares.
ARTICLE V
 REPRESENTATIONS AND WARRANTIES OF THE BUYER
Section 5.1          The Buyer hereby represents and warrants to each Seller as follows:
(a)          The Buyer has the power and authority to purchase the Shares hereunder.
(b)          The execution, delivery and performance of this Agreement has been duly authorized by the Buyer and, upon execution and delivery of the Agreement by the Sellers, will constitute a legal, valid and binding obligation of the Buyer.
(c)          The execution, delivery and performance of this Agreement by the Buyer will not infringe any law or regulation applicable to the Buyer and is not and will not be contrary to the provisions of the organizational documents of the Buyer and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Buyer is a party or by which it or its property is bound.
(d)          All consents and approvals of any court, government department or other regulatory body required by the Buyer for the purchase of the Shares and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.
(e)          The Buyer is acquiring the Shares for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Buyer further represents that the Buyer does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.  The Buyer has not been formed for the specific purpose of acquiring the Shares.  The Buyer is an “Accredited Investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.
(f)          The Buyer understands that the Shares are being sold to it without registration under the Securities Act and may not be sold by the Buyer unless so registered or unless an exemption from such registration is available and that the Shares may be notated with any legend required by federal or state securities laws to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.
(g)          The Buyer is not making any payment to a broker or finder in connection with the purchase of the Shares.

ARTICLE VI
 MISCELLANEOUS
Section 6.1          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  No amendment, waiver, change, modification or discharge of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party again whom enforcement of any such amendment, waiver, change, modification or discharge is sought.
Section 6.2          All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given (a) in person, (b) by mailing the same in a sealed envelope, first-class mail, postage prepaid in either certified or registered format, return receipt requested, (c) by overnight courier or (d) by electronic mail, delivery or read receipt requested, in each case addressed to the relevant party at the relevant address set forth below.
If to the Buyer:
Eagle Point Credit Management LLC
20 Horseneck Lane
Greenwich, CT  06830
Attn:  Nauman Malik
 E-Mail:  nmalik@eaglepointcredit.com

If to any Seller:
c/o Stone Point Capital LLC
20 Horseneck Lane
Greenwich, CT  06830
Attn:  Stephen Levey
 E-Mail:  slevey@stonepoint.com
Each party hereto, by written notice given to each of the other parties hereto in accordance with this Section 6.2 may change the address or e-mail to which notices, statements, instructions or other documents are to be sent to such party.  All notices, statements, instructions and other documents hereunder that are mailed or e-mailed shall be deemed to have been given on the date of mailing or e-mailing.
Section 6.3          Subject to the terms and conditions of this Agreement, each party hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, the parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.  The Buyer shall provide to the Sellers such information, execute and deliver such documents regarding itself and its beneficial owners and otherwise cooperate as the Sellers reasonably determine to be necessary or appropriate (a) to comply with any law, rule or regulation to which any of the Sellers or the Issuer may be subject, including anti-money laundering laws, rules and regulations of any applicable jurisdiction, (b) to comply with the anti-money laundering, “know-your-customer” and other compliance policies and procedures of the Sellers or the Issuer and (c) to respond to requests for information concerning the identity of the Buyer or its beneficial owners from any governmental authority, self-regulatory organization, financial institution or counterparty in connection with investments by the Sellers or the Issuer or otherwise in connection with anti-money laundering compliance, “know-your-customer,” compliance or other similar types of policies or procedures, or to update such information.
Section 6.4          This Agreement constitutes the entire agreement, and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof and thereof.  Other than as expressly contained herein, the parties hereto have made no other representations and warranties to each other.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitutes one and the same instrument.
Section 6.5          This Agreement is not assignable by any of the parties hereto, provided, however, that (a) each Seller may assign its rights hereunder (and shall assign its obligations hereunder) to its successor by operation of law or to an acquiror of all or substantially all of its assets and (b) the Buyer may assign this Agreement and its rights and obligations hereunder in connection with a transfer of its Shares; provided that, in each case, the transferee in a direct transfer shall execute an assignment and assumption agreement, in form and substance reasonably acceptable to the non-transferring party or parties (meaning, the Buyer in the case of any transfer by any Seller and each of the Sellers in the case of any transfer by the Buyer), which will contain customary representations as to investor status.
Section 6.6          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Agreement otherwise requires, references to “hereof,” “herein,” “hereby,” “hereunder” and similar terms shall refer to this entire Agreement.  The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Any reference in this Agreement to gender shall include all genders (masculine, feminine and neuter), and words imparting the singular number only shall include the plural and vice versa.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
Section 6.7          If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
Section 6.8          The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.  Any remedy under this Section 6.8 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.
Section 6.9          EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.10          Except as otherwise agreed in writing by the parties hereto, any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of New York or (to the extent subject matter jurisdiction exists therefor) of the United States for the Southern District of New York, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding.
Section 6.11          Except as otherwise agreed in writing by the parties hereto, the parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.
Signature Page Follows.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date set forth above.

BUYER:

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Thomas Majewski
Name:	Thomas Majewski
Title:	Chief Executive Officer, Manager

[Signature Page to Purchase and Sale Agreement for Block of Eagle Point Credit Company Inc.
Shares by Eagle Point Credit Management LLC]

SELLERS:

TRIDENT V, L.P.
By: Stone Point Capital LLC, its manager

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Principal and Counsel

TRIDENT V PARALLEL FUND, L.P.
By: Stone Point Capital LLC, its manager

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Principal and Counsel

TRIDENT V PROFESSIONALS FUND, L.P.
By: Stone Point Capital LLC, its manager

By:	/s/ Stephen Levey
Name:	Stephen Levey
Title:	Principal and Counsel

[Signature Page to Purchase and Sale Agreement for Block of Eagle Point Credit Company Inc.
Shares by Eagle Point Credit Management LLC]